Exhibit 21.1

List of Direct and Indirect Subsidiaries of Nelnet, Inc. as of December 31, 2023

	Name	Organized in	Relationship to Nelnet Inc.	Percentage Ownership
1	1867 - AGATE20, LLC	Nebraska	Indirect	100.00
2	1867 - CC23, LLC	Nebraska	Indirect	100.00
3	1867 - Excelsior, LLC	Nebraska	Indirect	100.00
4	1867 - GRNE23, LLC	Nebraska	Indirect	100.00
5	1867 - GS20, LLC	Nebraska	Indirect	100.00
6	1867 - NelGun Fund 2, LLC	Nebraska	Indirect	100.00
7	1867 - NelRock24, LLC	Delaware	Indirect	100.00
8	1867 - NelStar23, LLC	Delaware	Indirect	100.00
9	1867 - NelStar24, LLC	Delaware	Indirect	100.00
10	1867 - NUG21, LLC	Nebraska	Indirect	100.00
11	1867 - NY1, LLC	Nebraska	Indirect	100.00
12	1867 - REV24, LLC	Delaware	Indirect	100.00
13	1867 - RH23, LLC	Delaware	Indirect	100.00
14	1867 - RP, LLC	Nebraska	Indirect	100.00
15	1867 - RP20, LLC	Nebraska	Indirect	100.00
16	1867 - RP23, LLC	Nebraska	Indirect	100.00
17	1867 - SOL21, LLC	Nebraska	Indirect	100.00
18	1867 - SOL22, LLC	Nebraska	Indirect	100.00
19	1867 - SR, LLC	Nebraska	Indirect	100.00
20	1867 Capital-1, LLC	Nebraska	Direct	100.00
21	1867-C2, LLC	Nebraska	Indirect	100.00
22	1867-C2-NY, LLC	Nebraska	Indirect	100.00
23	1867-NelShare23, LLC	Delaware	Indirect	100.00
24	1867-SeaNet23, LLC	Delaware	Indirect	100.00
25	1867-SRiver24, LLC	Delaware	Indirect	100.00
26	ACM F Acquisition, LLC	Nebraska	Indirect	100.00
27	Braxton School of Puerto Rico, Inc.	Pennsylvania	Indirect	100.00
28	CampusGuard, LLC	Nebraska	Indirect	100.00
29	CampusGuard Pty Ltd	Australia	Indirect	100.00
30	Community Development Opportunity Fund III, LLC	Nebraska	Indirect	100.00
31	Community Development Opportunity Fund V, LLC	Nebraska	Indirect	100.00
32	Community Development Opportunity Fund VI, LLC	Nebraska	Direct	100.00
33	Community Development Opportunity Fund VII, LLC	Nebraska	Direct	100.00
34	Community Development Opportunity Fund VIII, LLC	Nebraska	Indirect	100.00
35	EFS Finance Co., LLC	Nebraska	Indirect	100.00
36	FACTS Education Corporation	Nebraska	Indirect	100.00
37	FACTS Education Solutions, LLC	Arizona	Indirect	100.00
38	FACTS Management AUS Pty Ltd	Australia	Indirect	100.00
39	First National Life Insurance Company of the USA, Inc.	Nebraska	Indirect	100.00
40	FM Systems, LLC	Delaware	Indirect	100.00
41	Great Lakes Educational Loan Services, Inc.	Wisconsin	Indirect	100.00
42	HigherSchool Publishing Company	Illinois	Indirect	100.00

43	Municipal Tax Investment, LLC	Nebraska	Direct	100.00
44	Municipal Tax Property, LLC	Nebraska	Indirect	100.00
45	National Education Loan Network, Inc.	Nebraska	Direct	100.00
46	Nelnet Academic Services, LLC	Nebraska	Direct	100.00
47	Nelnet Accident Captive Insurance, LLC	Utah	Indirect	100.00
48	Nelnet Bank, Inc.	Utah	Direct	100.00
49	Nelnet Business Solutions - Canada Inc.	Ontario	Indirect	100.00
50	Nelnet Business Solutions, Inc.	Nebraska	Indirect	100.00
51	Nelnet Captive Insurance Company, LLC	Utah	Indirect	100.00
52	Nelnet Community Engagement, LLC	Nebraska	Indirect	100.00
53	Nelnet Core Assurance, LLC	Utah	Indirect	100.00
54	Nelnet Devco, LLC	Nebraska	Indirect	100.00
55	Nelnet Diversified Solutions, LLC	Nebraska	Direct	100.00
56	Nelnet Education Loan Funding, Inc.	Nebraska	Indirect	100.00
57	Nelnet FFELP Student Loan Warehouse-I, LLC	Delaware	Indirect	100.00
58	Nelnet Finance Corp.	Nebraska	Indirect	100.00
59	Nelnet Fund Management, LLC	Nebraska	Direct	100.00
60	Nelnet Government Services, LLC	Nebraska	Indirect	100.00
61	Nelnet Harmony Captive Insurance, LLC	Utah	Indirect	100.00
62	Nelnet Insurance Services, LLC	Nebraska	Indirect	100.00
63	Nelnet International Pty Ltd	Australia	Indirect	100.00
64	Nelnet Loan Acquisition Corporation	Nebraska	Indirect	100.00
65	Nelnet Management Corporation -1	Nevada	Indirect	100.00
66	Nelnet Payment Services, LLC	Nebraska	Indirect	100.00
67	Nelnet Philippines, Inc.	Philippines	Indirect	100.00
68	Nelnet Private Education Loan Funding, LLC	Delaware	Indirect	100.00
69	Nelnet Private Student Loan Financing Corporation	Nebraska	Indirect	100.00
70	Nelnet Private Student Loan Warehouse-2, LLC	Delaware	Indirect	100.00
71	Nelnet Private Student Loan Warehouse-I, LLC	Delaware	Indirect	100.00
72	Nelnet Real Estate Ventures, LLC	Nebraska	Indirect	100.00
73	Nelnet Servicing, LLC	Nebraska	Indirect	100.00
74	Nelnet Solar Holdings, LLC	Nebraska	Indirect	100.00
75	Nelnet Solar, LLC	Nebraska	Direct	100.00
76	Nelnet Student Loan Depositor, LLC	Nebraska	Indirect	100.00
77	Nelnet Student Loan Funding II Management Corporation	Nebraska	Indirect	100.00
78	Nelnet Student Loan Funding II, LLC	Delaware	Indirect	100.00
79	Nelnet Student Loan Funding III, LLC	Delaware	Indirect	100.00
80	Nelnet Student Loan Funding Management Corporation	Nevada	Indirect	100.00
81	Nelnet Student Loan Funding, LLC	Delaware	Indirect	100.00
82	Nelnet Sustainable Ventures, LLC	Nebraska	Indirect	100.00
83	Nelnet Tenant Insurance Company, LLC	Utah	Indirect	100.00
84	Nelnet UNL Alliance, LLC	Nebraska	Direct	100.00
85	NHELP – II, LLC	Delaware	Indirect	100.00
86	NHELP – III, LLC	Delaware	Indirect	100.00
87	NNI-SP Holdings I, LLC	Delaware	Indirect	100.00
88	Wachovia Education Loan Funding, LLC	Delaware	Indirect	100.00
89	Community Development Opportunity Fund I, LLC	Nebraska	Direct	99.91

90	Whitetail Rock Capital Management, LLC	Nebraska	Indirect	90.00
91	Whitetail Rock Fund Management, LLC	Nebraska	Indirect	90.00
92	Excellence 23, LLC	Nebraska	Indirect	88.00
93	Defenders CS, LLC	Illinois	Indirect	80.00
94	ENRG Farms Building 01, LLC	Nebraska	Indirect	80.00
95	ENRG Farms Building 02, LLC	Nebraska	Indirect	80.00
96	ENRG Farms Building 03, LLC	Nebraska	Indirect	80.00
97	ENRG-Nelnet, LLC	Nebraska	Indirect	80.00
98	GRNE Solarfield 05, LLC	Illinois	Indirect	80.00
99	GRNE Solarfield 06, LLC	Illinois	Indirect	80.00
100	GRNE Solarfield 07, LLC	Illinois	Indirect	80.00
101	GRNE Solarfield 08, LLC	Illinois	Indirect	80.00
102	GRNE Solarfield 09, LLC	Illinois	Indirect	80.00
103	GRNE Solarfield 10, LLC	Illinois	Indirect	80.00
104	GRNE Solarfield 11, LLC	Illinois	Indirect	80.00
105	GRNE Solarfield 12, LLC	Illinois	Indirect	80.00
106	GRNE Solarfield 13, LLC	Illinois	Indirect	80.00
107	GRNE Solarfield 14, LLC	Illinois	Indirect	80.00
108	GRNE Solarfield 16, LLC	Illinois	Indirect	80.00
109	GRNE Solarfield 17, LLC	Illinois	Indirect	80.00
110	GRNE-Nelnet Holdco 2023, LLC	Nebraska	Indirect	80.00
111	GRNE-Nelnet, LLC	Nebraska	Indirect	80.00
112	GSD, LLC	Nebraska	Indirect	80.00
113	Residential Solar Holdings, LLC	Nebraska	Indirect	80.00
114	SF MPU WI, LLC	Wisconsin	Indirect	80.00
115	Community Development Opportunity Fund II, LLC	Nebraska	Direct	78.11
116	1867 - NelKSI, LLC	Nebraska	Indirect	65.00
117	1867 - SRiver23, LLC	Delaware	Indirect	59.00
118	Community Development Opportunity Fund IV, LLC	Nebraska	Direct	50.00
119	1867 - Kear21, LLC	Nebraska	Indirect	46.00
120	1867 - REV22, LLC	Nebraska	Indirect	37.00
121	1867 - NELKSI21, LLC	Nebraska	Indirect	27.00
122	1867 - CC22, LLC	Nebraska	Indirect	20.00
123	1867 - GS21, LLC	Nebraska	Indirect	19.00
124	1867 - NelSun21, LLC	Nebraska	Indirect	19.00
125	1867 - Riley Road, LLC	Nebraska	Indirect	14.00
126	1867 - SSI21, LLC	Nebraska	Indirect	12.62
127	1867 - GS20A, LLC	Nebraska	Indirect	11.00
128	1867 - GS22CA, LLC	Delaware	Indirect	10.00
129	1867 - Nexcel22, LLC	Delaware	Indirect	10.00
130	1867 - REV23, LLC	Nebraska	Indirect	10.00
131	1867 - RP21, LLC	Nebraska	Indirect	10.00
132	1867 - SOL21A, LLC	Nebraska	Indirect	10.00
133	1867 - SOL23, LLC	Nebraska	Indirect	10.00
134	1867 - SSI22, LLC	Nebraska	Indirect	10.00
135	1867 - SSI22A, LLC	Delaware	Indirect	10.00
136	1867 - SSI23, LLC	Delaware	Indirect	10.00

137	Filecoin NNI Renewable Energy Fund, LLC	Delaware	Indirect	10.00
138	IBKR NNI Renewable Energy Fund, LLC	Delaware	Indirect	10.00
139	Ripple Nelnet Renewable Energy Fund, LLC	Delaware	Indirect	10.00
140	GRNE Solarfield 04, LLC	Illinois	Indirect	3.77
141	1867 - GS23CO, LLC	Nebraska	Indirect	3.00
142	Carbonvert NNI Renewable Energy Fund, LLC	Nebraska	Indirect	3.00

Note: This list does not include Nelnet Student Loan Trusts utilized in asset backed security financings.